FIRST QUARTER 2024 Plymouth REIT Supplemental Information

1Q 2024 Supplemental | 1

Table of Contents

Table of Contents
Executive Summary	4
Company Overview, Management, Board of Directors, and Investor Relations	4
Portfolio Snapshot	5
Total Acquisition and Replacement Cost by Market	5
Acquisition Activity	6
Development Projects	7
Value Creation Examples	8
Guidance	9
Financial Information
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Non-GAAP Measurements	13
Same Store Net Operating Income (NOI)	14
Debt Summary	15
Capitalization and Capital Markets Activity	16
Net Asset Value Components	17
Rentable Square Feet and Annualized Base Rent by Market	18
Operational & Portfolio Information
Leasing Activity: Lease Renewals and New Leases	20
Leasing Activity: Lease Expiration Schedule & % of Annual Base Rent Expiring	21
Leased Square Feet and Annualized Base Rent by Tenant Industry	22
Leased Square Feet and Annualized Base Rent by Type	23
Top 10 Tenants by Annualized Base Rent	24
Lease Segmentation by Size	25
Capital Expenditures	26
Appendix
Glossary	28

1Q 2024 Supplemental | 2

Disclaimers

Forward-Looking Statements

This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations

For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 28-30. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 13.

1Q 2024 Supplemental | 3

Executive Summary

Company Overview

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity RESEARCH Coverage

Corporate

20 Custom House Street
11th Floor

Boston, Massachusetts 02110

617.340.3814

www.plymouthreit.com

Investor Relations

Tripp Sullivan

SCR Partners

IR@plymouthreit.com

Continental Stock Transfer
& Trust Company

1 State Street, 30th Floor

New York, NY 10004

212.509.4000

Executive Management

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Anthony J. Saladino

Executive Vice President

and Chief Financial Officer

James M. Connolly

Executive Vice President

Asset Management

Lyndon J. Blakesley

Senior Vice President

and Chief Accounting Officer

Benjamin P. Coues

Senior Vice President

and Head of Acquisitions

Anne A. Hayward, ESQ.

Senior Vice President

and General Counsel

Daniel R. Heffernan

Senior Vice President

Asset Management

Scott L. Robinson

Senior Vice President

Corporate Development

Board of Directors Phillip S. Cottone Independent Director Richard DeAgazio Independent Director David G. Gaw Lead Independent Director John W. Guinee Independent Director	Caitlin Murphy Independent Director Pendleton P. White, Jr. Director Jeffrey E. Witherell Chief Executive Officer and Chairman

Equity Research Coverage[1]

Baird

Nicholas Thillman

414.298.5053

Barclays

Brendan Lynch

212.526.9428

BMO Capital Markets

John Kim

212.885.4115

BNP Paribas Exane

Nate Crossett

646.725.3716

B Riley Securities

Bryan Maher

646.885.5423

Colliers Securities

Barry Oxford

203.961.6573

JMP Securities

Mitch Germain

212.906.3537

J.P. Morgan

Mike Mueller

212.622.6689

KeyBanc Capital Markets

Todd Thomas

917.368.2375

Truist Securities

Anthony Hau

212.303.4176

Investor Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on May 2, 2024 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through May 9, 2024 by dialing (877) 344-7529 and entering the replay access code, 6841649.

1 The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

1Q 2024 Supplemental | 4

Highlights

For Three Months Ended March 31, 2024

Portfolio Snapshot

Number of Properties	156
Number of Buildings	211
Square Footage	34,025,101
Portfolio Occupancy	96.9%
Same-Store Occupancy	98.3%
WA Lease Term Remaining (yrs.)[1]	3.2
Multi-Tenant as % of ABR	54.3%
Single Tenant as % of ABR	45.7%
WA Annual Rent Escalators	~3.0%
Triple Net Leases as % of ABR	80.5%
Net Debt to Annualized Adjusted EBITDA	6.7x

1 The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Total Acquisition and Replacement Cost by Market

($ in Thousands)

Market	State	# of Buildings	Rentable Square Feet	Total Acquisition Cost[1]	Replacement Cost[2]
Atlanta	GA	13	2,086,835	$111,988	$154,583
Chicago	IL, IN, WI	40	6,624,335	279,750	710,499
Boston	ME	2	268,713	19,023	40,729
Charlotte	NC	1	155,220	20,400	20,821
Cincinnati	OH, KY	12	2,710,964	106,705	190,851
Cleveland	OH	19	3,979,209	201,550	362,436
Columbus	OH	15	3,757,614	157,624	293,943
Indianapolis	IN	17	4,085,169	149,251	356,416
Jacksonville	FL, GA	28	2,132,396	159,621	219,679
Kansas City	MO	1	221,911	8,600	20,451
Memphis	MS, TN	49	4,783,046	185,407	349,852
St. Louis	IL, MO	14	3,219,689	213,787	325,818
Total	12	211	34,025,101 ’	$1,613,706	$3,046,078

1	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance to GAAP of development properties placed in-service.
2	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

1Q 2024 Supplemental | 5

Acquisition Activity

As of March 31, 2024

Acquisitions ($ in Thousands)

Location	Acquisition Date	# of Buildings	Purchase Price[1]	Square Footage	Projected Initial Yield[2]	Cost per Square Foot[3]
Multiple	Full Year 2022	44	$253,655	4,164,864	6.1%	$71.54
Multiple	Full Year 2021	24	$370,977	6,380,302	6.7%	$63.15
Multiple	Full Year 2020	27	$243,568	5,473,596	7.8%	$46.99
Multiple	Full Year 2019	32	$220,115	5,776,928	8.4%	$42.21
Multiple	Full Year 2018	24	$164,575	2,903,699	8.2%	$70.54
Multiple	2017 (since IPO)	36	$173,325	5,195,563	8.4%	$33.81
Total Acquisitions Post-IPO		187	$1,426,215	29,894,952	7.4%	$55.94

Note: Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1	Represents total direct consideration paid rather than GAAP cost basis.
2	Weighted based on Purchase Price.
3	Calculated as Purchase Price divided by square footage.

1Q 2024 Supplemental | 6

Development Projects

As of March 31, 2024

The total investment in completed developments is approximately $61.1 million. The proforma stabilized cash NOI yields on development projects under construction and completed range between 7.0% - 9.0%.

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Thus far, Plymouth has achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on our completed developments in Boston, Jacksonville (2) and Atlanta (2) [1].

Under Construction[1]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Estimated Completion
Jacksonville - Liberty II	1	52,920	100%	$4.0	54%	Q4 2024
Total	1	52,920		$4.0

Completed [2]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	$9.3	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	$13.8	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	66%	$14.0	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	100%	$12.1	100%	Q3 2023
Jacksonville – Salisbury	1	40,572	100%	$6.2	100%	Q3 2023
Jacksonville – Liberty I	1	39,750	100%	$5.7	100%	Q4 2023
Total	6	719,702	93%	$61.1	100%

1	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 17 of this Supplemental Information for additional details on the Company's development activities.
3	Completed buildings are included within portfolio occupancy and square footage metrics as of March 31, 2024.

1Q 2024 Supplemental | 7

Value Creation Examples

INDIANAPOLIS: Lease-up / Building Refurbishment	JACKSONVILLE: New Industrial Development	CHICAGO: Disposition / Value Realized

Expanded existing tenant in the building by an additional 42,910 square feet and extended term for 15 years at a rental rate increase of 18% over expiring rents.

Expanded other existing tenant by an additional 147,310 square feet for 4 years without any downtime.

The property was acquired at a going-in yield of 6.9%. Stabilized yield is now 8.0% with annual lease escalations averaging 3.75%.

Delivered two buildings in 2023 totaling 80,322 square feet, both of which are fully leased.

Commenced construction on a third, 100% pre-leased building at Liberty Business Park which will comprise 52,920 square feet. The anticipated delivery is Q4 2024.

Marketing an additional fully designed and permit-ready site at Liberty Business Park that can provide 41,958 square feet.

Sold a 306,552 square-foot industrial building at 6510 West 73rd Street in Chicago.

Net proceeds after the payoff of a $6.7 million mortgage, return of lender escrow reserves, and other adjustments were $14.0 million.

The disposition yielded a 4.9% cap rate on in-place NOI and an IRR of 31.1% over a six-year hold period.

1Q 2024 Supplemental | 8

Guidance

As of March 31, 2024

Unaudited (in thousands, except per-share amounts)

PLYM affirmed its full year 2024 guidance range for Core FFO per weighted average common share and units previously issued on February 21, 2024, and updated its range for net income per weighted average common share and units and accompanying assumptions.

	Full Year 2024 Range[1]
	Low	High
Core FFO attributable to common stockholders and unit holders per share	$1.88	$1.92
Same Store Portfolio NOI growth - cash basis[2]	7.00%	7.50%
Average Same Store Portfolio occupancy - full year	97.5%	98.5%
General and administrative expenses[3]	$15,650	$15,150
Interest expense, net	$37,650	$37,150
Weighted average common shares and units outstanding[4]	45,880	45,880

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:
	Full Year 2024 Range[1]
	Low	High
Net income/(loss)	$ 0.08	$ 0.12
Gain on sale of real estate	(0.18)	(0.18)
Depreciation and amortization	1.98	1.98
	$1.88	$1.92

1	Our 2024 guidance refers to the Company's in-place portfolio as of April 29, 2024, the $21.5 million disposition scheduled to close in August 2024 and does not include the impact from prospective acquisitions, dispositions, or capitalization activities.
2	The Same Store Portfolio consists of 200 buildings aggregating 31,245,756 rentable square feet, representing approximately 92% of total in-place portfolio square footage. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3	Includes non-cash stock compensation of $4.3 million for 2024.
4	As of April 29, 2024, the Company has 45,872,375 common shares and units outstanding.

1Q 2024 Supplemental | 9

Financial Information

1Q 2024 Supplemental | 10

Consolidated Balance Sheets

Unaudited ($ in thousands)

March 31, 2024		December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
ASSETS
Real estate properties:
Land	$224,532	$226,020	$227,599	$231,829	$231,829
Building and improvements	1,326,722	1,341,846	1,343,025	1,339,505	1,331,664
Net investment in sales-type lease[1]	21,459	-	-	-	-
Less accumulated depreciation	(277,253)	(268,046)	(254,402)	(239,306)	(222,418)
Total real estate properties, net	$1,295,460	$1,299,820	$1,316,222	$1,332,028	$1,341,075
Cash, cash held in escrow and restricted cash	27,237	26,204	30,272	38,517	38,432
Deferred lease intangibles, net	46,396	51,474	56,316	60,304	66,109
Interest rate swaps[2]	26,382	21,667	34,115	31,180	23,045
Other assets	39,670	42,734	39,585	38,631	37,798
Total assets	$1,435,145	$1,441,899	$1,476,510	$1,500,660	$1,506,459
LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$265,619	$266,887	$377,714	$386,191	$387,942
Unsecured debt, net[3]	603,558	603,390	512,823	535,155	534,994
Interest rate swaps[2]	189	1,161	-	-	-
Accounts payable, accrued expenses and other liabilities	68,049	73,904	75,112	70,492	70,739
Deferred lease intangibles, net	5,590	6,044	6,604	7,179	8,014
Financing lease liability[4]	2,278	2,271	2,265	2,260	2,254
Total liabilities	$945,283	$953,657	$974,518	$1,001,277	$1,003,943
Preferred stock - Series A	$-	$-	$-	$46,803	$46,803
Equity:
Common stock	$453	$452	$452	$431	$430
Additional paid in capital	634,651	644,938	654,346	616,414	624,942
Accumulated deficit	(176,388)	(182,606)	(191,882)	(200,147)	(197,543)
Accumulated other comprehensive income	25,859	20,233	33,695	30,792	22,750
Total stockholders' equity	484,575	483,017	496,611	447,490	450,579
Non-controlling interest	5,287	5,225	5,381	5,090	5,134
Total equity	$489,862	$488,242	$501,992	$452,580	$455,713
Total liabilities, preferred stock and equity	$1,435,145	$1,441,899	$1,476,510	$1,500,660	$1,506,459

1	During the three months ended March 31, 2024, the tenant occupying a single tenant industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property at a fixed price of $21,480. We believe the exercise of the purchase option is reasonably probable and therefore, in accordance with ASC 842, Leases, there is a lease modification. As a result, we reclassified the respective real estate property to net investment in sales-type lease totaling $21,480 on our condensed consolidated balance sheets, effective as of the date of tenant notice, in the following amounts: (i) $19,605 from Real estate properties, (ii) $8,094 from Accumulated depreciation, (iii) $877 from net Deferred lease intangible assets, and (iv) $1,062 from Other assets. Further, we recognized a Gain on sale of real estate of $8,030 during the three months ended March 31, 2024 related to this transaction.
2	Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by entering into transactions with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 6 of our most recent Quarterly Report on Form 10-Q for expanded disclosure.
3	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
4	As of March 31, 2024, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 32 years. Refer to our most recent Quarterly Report on Form 10-Q for expanded disclosure.

1Q 2024 Supplemental | 11

Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenues:
Rental revenue	$37,331	$38,642	$37,416	$37,814	$37,586
Tenant recoveries	12,859	12,112	12,320	12,085	11,785
Management fee revenue and other income	38	30	29	-	29
Total revenues	$50,228	$50,784	$49,765	$49,899	$49,400
Operating expenses:
Property	16,642	15,144	15,754	15,690	15,954
Depreciation and amortization	22,368	22,793	22,881	23,417	23,800
General and administrative	3,364	4,318	3,297	3,842	3,447
Total operating expenses	$42,374	$42,255	$41,932	$42,949	$43,201
Other income (expense):
Interest expense	(9,598)	(9,686)	(9,473)	(9,584)	(9,535)
Loss on extinguishment of debt	-	-	(72)	-	-
Gain on sale of real estate[1]	8,030	10,534	12,112	-	-
Total other income (expense)	$(1,568)	$848	$2,567	$(9,584)	$(9,535)
Net income (loss)	$6,286	$9,377	$10,400	$(2,634)	$(3,336)
Less: Net income (loss) attributable to non-controlling interest	68	101	114	(30)	(38)
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$6,218	$9,276	$10,286	$(2,604)	$(3,298)
Less: Preferred Stock dividends	-	-	677	916	916
Less: Loss on extinguishment/redemption of Series A Preferred Stock	-	-	2,021	-	2
Less: Amount allocated to participating securities	94	84	83	82	88
Net income (loss) attributable to common stockholders	$6,124	$9,192	$7,505	$(3,602)	$(4,304)
Net income (loss) per share attributable to common stockholders – basic[2]	$0.14	$0.20	$0.17	$(0.08)	$(0.10)
Net income (loss) per share attributable to common stockholders – diluted[2]	$0.14	$0.20	$0.17	$(0.08)	$(0.10)
Weighted-average common shares outstanding - basic	44,937	44,879	44,057	42,647	42,605
Weighted-average common shares outstanding - diluted	44,971	44,992	44,140	42,647	42,605

1	During the three months ended March 31, 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property. We re-evaluated the lease classification of the lease in accordance to ASC 842, Leases, concluding that the lease had transitioned to a sales-type lease, thereby recognizing a $8 million gain on sale of real estate during Q1 2024. The sale is expected to close in Q3 2024.
2	Refer to the Q1 2024 Quarterly Report on Form 10-Q for additional information.

1Q 2024 Supplemental | 12

Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Consolidated NOI
Net income (loss)	$6,286	$9,377	$10,400	$(2,634)	$(3,336)
General and administrative	3,364	4,318	3,297	3,842	3,447
Depreciation and amortization	22,368	22,793	22,881	23,417	23,800
Interest expense	9,598	9,686	9,473	9,584	9,535
Loss on extinguishment of debt	-	-	72	-	-
Gain on sale of real estate[1]	(8,030)	(10,534)	(12,112)	-	-
Management fee revenue and other income	(38)	(30)	(29)	-	(29)
Net Operating Income	$33,548	$35,610	$33,982	$34,209	$33,417
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
Net income (loss)	$6,286	$9,377	$10,400	$(2,634)	$(3,336)
Depreciation and amortization	22,368	22,793	22,881	23,417	23,800
Interest expense	9,598	9,686	9,473	9,584	9,535
Loss on extinguishment of debt	-	-	72	-	-
Gain on sale of real estate	(8,030)	(10,534)	(12,112)	-	-
EBITDAre	$30,222	$31,322	$30,714	$30,367	$29,999
Stock compensation	914	838	827	716	585
Acquisition expenses	-	-	-	4	81
Pro forma effect of acquisitions/developments[2]	216	432	542	308	453
Adjusted EBITDA	$31,352	$32,592	$32,083	$31,395	$31,118
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)
Net income (loss)	$6,286	$9,377	$10,400	$(2,634)	$(3,336)
Gain on sale of real estate[1]	(8,030)	(10,534)	(12,112)	-	-
Depreciation and amortization	22,368	22,793	22,881	23,417	23,800
FFO	$20,624	$21,636	$21,169	$20,783	$20,464
Preferred stock dividends	-	-	(677)	(916)	(916)
Acquisition expenses	-	-	-	4	81
Loss on extinguishment of debt	-	-	72	-	-
Core FFO	$20,624	$21,636	$20,564	$19,871	$19,629
Amortization of debt related costs	438	476	570	570	568
Non-cash interest expense	(102)	582	(50)	158	294
Stock compensation	914	838	827	716	585
Capitalized interest	(75)	(134)	(282)	(351)	(335)
Straight line rent	(15)	(111)	(216)	(705)	(912)
Above/below market lease rents	(318)	(401)	(417)	(669)	(734)
Recurring capital expenditures[3]	(994)	(880)	(1,965)	(1,092)	(1,806)
AFFO	$20,472	$22,006	$19,031	$18,498	$17,289
Weighted-average common shares and units outstanding[4]	45,809	45,740	44,922	43,526	43,432
Core FFO attributable to common stockholders and unit holders per share	$0.45	$0.47	$0.46	$0.46	$0.45
AFFO attributable to common stockholders and unit holders per share	$0.45	$0.48	$0.42	$0.42	$0.40

1	During the three months ended March 31, 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property. We re-evaluated the lease classification of the lease in accordance to ASC 842, Leases, concluding that the lease had transitioned to a sales-type lease, thereby recognizing a $8 million gain on sale of real estate during Q1 2024. The sale is expected to close in Q3 2024.
2	Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.
3	Excludes non-recurring capital expenditures of $3,000 and $8,413 for the three months ended March 31, 2024 and 2023, respectively.
4	Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of March 31, 2024 and excludes 51,410 performance stock units as they are deemed to be non-participatory.

1Q 2024 Supplemental | 13

Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics
Square footage	31,246

Includes: wholly owned properties as of December 31, 2022; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)

Excludes: wholly owned properties classified as repositioning, lease-up during 2023 or 2024 (6 buildings representing approximately 1,755,000 of rentable square feet), placed into service 2023 and 2024, and under contract for sale.

Number of properties	146
Number of buildings	200
Percentage of total portfolio square footage	91.8%
Occupancy at period end	98.3%

Same Store NOI - GAAP Basis
		March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Same Store NOI - GAAP Basis
Rental revenue		$46,930	$46,072	$45,609	$45,715	$45,342
Property expenses		15,213	13,296	14,343	14,392	14,371
Same Store NOI - GAAP Basis		$31,717	$32,776	$31,266	$31,323	$30,971
Early termination revenue		23	6	75	124	160
Same Store NOI - GAAP Basis excluding early termination revenue		$31,694	$32,770	$31,191	$31,199	$30,811
Same Store NOI - Cash Basis
Same Store Adjustments:
Straight line rent and above (below) market lease		136	411	550	1,184	1,314
Same Store NOI - Cash Basis		$31,581	$32,365	$30,716	$30,139	$29,657
Early termination revenue		23	6	75	124	160
Same Store NOI - Cash Basis excluding early termination revenue		$31,558	$32,359	$30,641	$30,015	$29,497
Same store occupancy at period end		98.3%	98.1%	97.7%	98.2%	98.3%
Percentage of total portfolio square footage		91.8%	91.8%	91.5%	91.3%	91.3%
Same Store NOI - GAAP Basis percent change[1]		2.9%
Same Store NOI - Cash Basis percent change[1]		7.0%

1	Represents the year-over-year change between the three months ended March 31, 2024 and three months ended March 31, 2023.

1Q 2024 Supplemental | 14

Debt Summary

As of March 31, 2024

Unaudited ($ in thousands, except per-share amounts)

	Maturity Date	Interest Rate	Commitment	Principal Balance
Unsecured Debt:
KeyBank Line of Credit	August-25	6.51%[1,2]	$ 350,000	$ 155,400
$100m KeyBank Term Loan	August-26	3.00%[1,2]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.03%[1,2]	200,000	200,000
$150m KeyBank Term Loan	May-27	4.40%[1,2]	150,000	150,000
Total / Weighted Average Unsecured Debt		4.26% `	$ 800,000	$ 605,400

	Maturity Date	Interest Rate	# of Buildings	Principal Balance
Secured Debt:
Ohio National Life Mortgage[3]	August-24	4.14%	6	$ 18,245
Allianz Loan	April-26	4.07%	22	60,971
Nationwide Loan	October-27	2.97%	2	14,870
Lincoln Life Gateway Mortgage[3]	January-28	3.43%	2	28,800
Minnesota Life Memphis Industrial Loan[3]	January-28	3.15%	28	54,666
Midland National Life Insurance Mortgage[3]	March-28	3.50%	1	10,612
Minnesota Life Loan	May-28	3.78%	7	19,454
Transamerica Loan	August-28	4.35%	15	59,041
Total / Weighted Average Secured Debt		3.77%	83	$ 266,659
Total / Weighted Average Debt		4.11%		$ 872,059

1	For the month of March 2024, the one-month term SOFR for our unsecured debt was 5.323% and the one-month term SOFR for our borrowings under line of credit was at a weighted average of 5.327%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
2	The one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively. The $100 million of the outstanding borrowings under the KeyBank unsecured line of credit was swapped to a fixed USD-SOFR rate at a weighted average of 4.754%.
3	Debt assumed at acquisition.

1Q 2024 Supplemental | 15

Capitalization

As of March 31, 2024

Unaudited ($ in thousands, except per-share amounts)

Net Debt:	March 31,2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Total Debt[1]	$872,059	$873,364	$893,877	$925,033	$926,959
Less: Cash	27,237	26,204	30,272	38,517	38,432
Net Debt	$844,822	$847,160	$863,605	$886,516	$888,527
Common Shares and Units Outstanding[2]	45,872	45,740	45,740	43,591	43,521
Closing Price (as of period end)	$22.50	$24.07	$20.95	$23.02	$21.01
Market Value of Common Shares[3]	$1,032,120	$1,100,962	$958,253	$1,003,465	$914,376
Preferred Stock - Series A (at liquidation preference)[4]	-	-	-	48,845	48,845
Total Market Capitalization[3,5]	$1,904,179	$1,974,326	$1,852,130	$1,977,343	$1,890,180
Dividend / Share (annualized)	$0.96	$0.90	$0.90	$0.90	$0.90
Dividend Yield (annualized)	4.3%	3.7%	4.3%	3.9%	4.3%
Total Debt-to-Total Market Capitalization	45.8%	44.2%	48.3%	46.8%	49.0%
Secured Debt as a % of Total Debt	30.6%	30.7%	42.4%	41.9%	42.0%
Unsecured Debt as a % of Total Debt	69.4%	69.3%	57.6%	58.1%	58.0%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.7x	6.5x	6.7x	7.1x	7.1x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	6.7x	6.5x	6.7x	7.4x	7.5x
Weighted Average Maturity of Total Debt (years)	2.7	3.0	3.0	3.2	3.4

Capital Markets Activity
Common Shares	Avg. Price	Offering	Period	Net Proceeds
-	$ -	N/A	Q1 2024	$ -

1	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
2	Common shares and units outstanding include 490 units outstanding at the end of each of the quarters presented.
3	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
4	On September 6, 2023 ("Redemption Date"), the Company redeemed all outstanding Series A Preferred Stock in cash at a redemption price equal to $25.00 per share. As of the Redemption Date and through March 31, 2024, the shares of Series A Preferred Stock were no longer outstanding.
5	Market value of shares and units plus total debt and preferred stock as of period end.

1Q 2024 Supplemental | 16

Net Asset Value Components

As of March 31, 2024

Unaudited ($ in thousands)

Net Operating Income
Three Months Ended March 31, 2024
Pro Forma Net Operating Income (NOI)
Total Operating NOI	$33,548
Pro Forma Effect of New Lease Activity[1]	690
Pro Forma Effect of Acquisitions[2]	-
Pro Forma Effect of Repositioning / Development[3]	1,586
Pro Forma NOI	$35,824
Amortization of above / below market lease intangibles, net	(318)
Straight-line rental revenue adjustment	(15)
Pro Forma Cash NOI	$35,491

Developable Land
Market	Owned Land (acres)[4]	Developable GLA (SF)[4]	Under Construction (SF)[5]	Est. Investment / Est. Completion	Under Development (SF)[5]
Atlanta	9	200,000
Chicago	11	220,000
Cincinnati	18	285,308			285,308
Jacksonville	12	95,587	52,920	$7.4M/Q4-’24	42,667
Memphis	23	475,000
St. Louis	31	300,000
Charlotte	6	100,000
	110	1,675,895	52,920		327,975

Other Assets and Liabilities
Three Months Ended March 31, 2024
Cash, cash held in escrow and restricted cash	$27,237
Other assets	$39,670
CIP	$7,630
Accounts payable, accrued expenses and other liabilities	$68,049

Debt and Common Stock
Three Months Ended March 31, 2024

Secured Debt	$266,659
Unsecured Debt	$605,400
Common shares and units outstanding[6]	45,872

Note: We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6	Common shares and units outstanding were 45,382 and 490 as of March 31, 2024 respectively.

1Q 2024 Supplemental | 17

Rentable Square Feet and Annualized Base Rent by Market

As of March 31, 2024

Unaudited ($ in thousands)

	# of Properties	# of Buildings	Occupancy	Total Rentable Square Feet	% Rentable Square Feet	ABR[2]	% ABR
Primary Markets[1]
Atlanta	11	13	99.9%	2,086,835	6.1%	$9,833	6.5%
Chicago	39	40	94.8%	6,624,335	19.4%	29,277	19.4%
Primary Markets Total	50	53	96.1%	8,711,170	25.5%	$39,110	25.9%
Secondary Markets[1]
Boston	1	2	100.0%	268,713	0.8%	$2,146	1.4%
Charlotte	1	1	100.0%	155,220	0.5%	1,229	0.8%
Cincinnati	10	12	94.9%	2,710,964	8.0%	11,077	7.3%
Cleveland	16	19	98.5%	3,979,209	11.7%	18,628	12.3%
Columbus	15	15	100.0%	3,757,614	11.0%	13,737	9.1%
Indianapolis	17	17	95.6%	4,085,169	12.0%	15,228	10.1%
Jacksonville	8	28	99.6%	2,132,396	6.3%	16,227	10.7%
Kansas City	1	1	69.1%	221,911	0.7%	558	0.4%
Memphis	25	49	97.9%	4,783,046	14.0%	18,645	12.3%
St. Louis	12	14	95.0%	3,219,689	9.5%	14,639	9.7%
Secondary Markets Total	106	158	97.2%	25,313,931	75.5%	$112,114	74.1%
Total	156	211	96.9%	34,025,101	100.0%	$151,224	100.0%

1	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Charlotte, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2024, multiplied by 12. Excludes rent abatements.

1Q 2024 Supplemental | 18

Operational & Portfolio Information

1Q 2024 Supplemental | 19

Leasing Activity

As of March 31, 2024

Unaudited

Lease Renewals and New Leases
Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements[1]	Lease Commissions[1]
2020	Renewals	1,881,346	71.1%	$3.75	$3.93	4.8%	$0.13	$0.08
	New Leases	764,314	28.9%	$4.31	$5.07	17.6%	$0.24	$0.19
	Total	2,645,660	100.0%	$3.92	$4.26	8.7%	$0.16	$0.11
2021	Renewals	2,487,589	49.3%	$4.25	$4.50	5.9%	$0.19	$0.10
	New Leases	2,557,312	50.7%	$3.76	$4.40	17.0%	$0.23	$0.22
	Total	5,044,901	100.0%	$4.00	$4.45	11.1%	$0.21	$0.16
2022	Renewals	4,602,355	60.2%	$4.31	$4.87	13.1%	$0.15	$0.16
	New Leases	3,041,526	39.8%	$3.51	$4.51	28.6%	$0.40	$0.23
	Total	7,643,881	100.0%	$3.99	$4.73	18.5%	$0.25	$0.19
2023	Renewals	3,945,024	70.4%	$3.75	$4.36	16.3%	$0.14	$0.15
	New Leases	1,654,919	29.6%	$3.82	$5.03	31.7%	$0.35	$0.35
	Total	5,599,943	100.0%	$3.77	$4.56	21.0%	$0.21	$0.21
Q1 2024	Renewals	928,217	66.9%	$4.71	$4.99	5.9%	$0.17	$0.12
	New Leases	459,760	33.1%	$3.41	$5.06	48.4%	$0.12	$0.20
	Total	1,387,977	100.0%	$4.28	$5.01	17.1%	$0.15	$0.14

Note: Lease renewals and new lease activity excludes leases with terms less than six months, and leases associated with construction.

1	Shown as per dollar, per square foot, per year.

1Q 2024 Supplemental | 20

Leasing Activity (continued)

As of March 31, 2024

Unaudited

Lease Expiration Schedule
Year	Square Footage	ABR[1]	% of ABR Expiring[2]
Available	1,061,525	$-	-
2024	2,643,167	12,101,668	8.0%
2025	7,766,714	33,999,980	22.5%
2026	5,927,934	28,203,681	18.7%
2027	4,493,284	21,396,180	14.1%
2028	4,150,735	19,319,026	12.8%
Thereafter	7,981,742	36,203,077	23.9%
Total	34,025,101	$151,223,612	100.0%

% of Annual Base Rent Expiring2

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2024, multiplied by 12. Excludes rent abatements.
2	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of March 31, 2024.

1Q 2024 Supplemental | 21

Leased Square Feet and Annualized Base Rent by Tenant Industry

As of March 31, 2024

Unaudited

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,780,990	84	29.7%	$40,761,535	27.0%	$	$ 4.17
Wholesale/Retail	2,397,143	28	7.3%	11,939,672	7.9%		4.98
Automotive	2,258,860	26	6.9%	10,573,834	7.0%		4.68
Printing & Paper	1,942,978	16	5.9%	7,436,389	4.9%		3.83
Home & Garden	1,914,586	18	5.8%	6,585,525	4.4%		3.44
Construction	1,527,936	41	4.6%	7,293,813	4.8%		4.77
Cardboard and Packaging	1,294,442	17	3.9%	5,689,437	3.8%		4.40
Food & Beverage	1,663,050	24	5.0%	8,675,750	5.7%		5.22
Light Manufacturing	1,227,572	11	3.7%	4,445,727	2.9%		3.62
Healthcare	1,024,416	39	3.1%	6,234,416	4.1%		6.09
Plastics	955,728	13	2.9%	4,578,064	3.0%		4.79
Education	925,840	8	2.8%	4,515,840	3.0%		4.88
Industrial Equipment Components	852,039	24	2.6%	4,140,649	2.7%		4.86
Other Industries[2]	5,197,996	154	15.8%	28,352,961	18.8%		5.45
Total	32,963,576	503	100.0%	$151,223,612	100.0%		$4.59

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2024, multiplied by 12. Excludes rent abatements.
2	Includes over 20 tenant industries for which the total leased square feet aggregates to less than 250,000 square feet or 3% of ABR.

1Q 2024 Supplemental | 22

Leased Square Feet and Annualized Base Rent by Type

As of March 31, 2024

Unaudited

Leased Square Feet and Annualized Base Rent by Lease Type
Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Triple Net	27,247,340	397	82.7%	$121,805,248	80.5%	$4.47
Modified Net	3,694,231	62	11.2%	19,017,017	12.6%	5.15
Gross	2,022,005	44	6.1%	10,401,347	6.9%	5.14
Total	32,963,576	503	100.0%	$151,223,612	100.0%	$4.59
Leased Square Feet and Annualized Base Rent by Tenant Type
Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Multi-Tenant	16,426,039	398	49.8%	$82,047,826	54.3%	$4.99
Single-Tenant	16,537,537	105	50.2%	69,175,786	45.7%	4.18
Total	32,963,576	503	100.0%	$151,223,612	100.0%	$4.59
Leased Square Feet and Annualized Base Rent by Building Type
Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,228,496	118	64.4%	$85,703,511	56.7%	$4.04
Warehouse/Light Manufacturing	8,349,976	41	25.3%	39,190,300	25.9%	4.69
Small Bay Industrial[2]	3,385,104	52	10.3%	26,329,801	17.4%	7.78
Total	32,963,576	211	100.0%	$151,223,612	100.0%	4.59

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2024, multiplied by 12. Excludes rent abatements.
2	Small bay industrial is inclusive of flex space totaling 606,799 leased square feet and annualized base rent of $6,988,186. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

1Q 2024 Supplemental | 23

Top 10 Tenants by Annualized Base Rent

As of March 31, 2024

Unaudited

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	Annualized Base Rent[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/24	$4.60	$3,539,875	2.3%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/25	4.36	2,718,993	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	12/31/25	4.89	2,549,829	1.7%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/26	4.56	2,341,615	1.5%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/25	2.99	2,312,163	1.5%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/26	4.51	2,268,180	1.5%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	5	577,237	11/30/27	3.65	2,104,932	1.4%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/29	3.16	1,988,036	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/24	3.41	1,930,826	1.3%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/32	6.94	1,852,295	1.2%
Total Largest Tenants by Annualized Rent			19	5,743,197		$4.11	$23,606,744	15.5%
All Other Tenants			484	27,220,379		$4.69	$127,616,868	84.5%
Total Company Portfolio			503	32,963,576		$4.59	$151,223,612	100.0%

1	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2024, multiplied by 12. Excludes rent abatements.

1Q 2024 Supplemental | 24

Lease Segmentation by Size

As of March 31, 2024

Unaudited

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[1]	Annualized Base Rent[2]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	60	171,905	234,511	73.3%	75.2%	$1,701,656	$1,701,656	1.1%	$ 9.90
5,000 - 9,999	71	500,626	592,362	84.5%	85.3%	4,451,389	4,591,349	3.0%	8.92
10,000 - 24,999	111	1,891,624	1,942,255	97.4%	97.4%	14,185,137	14,185,137	9.3%	7.50
25,000 - 49,999	90	3,192,194	3,301,311	96.7%	96.7%	18,829,017	18,829,017	12.4%	5.90
50,000 - 99,999	79	5,535,583	5,711,472	96.9%	98.0%	25,669,202	26,039,650	17.2%	4.66
100,000 - 249,999	63	10,268,208	10,525,772	97.6%	98.9%	44,633,924	44,633,924	29.4%	4.35
> 250,000	29	11,403,436	11,717,418	97.3%	100.0%	41,753,287	41,753,287	27.6%	3.66
Total/Weighted Avg.	503	32,963,576	34,025,101	96.9%	98.4%	$151,223,612	$151,734,020	100.0%	$ 4.59

1	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
2	Annualized base rent is calculated as monthly contracted base rent as of March 31, 2024, multiplied by 12. Excludes rent abatements.
3	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of March 31, 2024 plus annualized base rent for leases signed but not commenced as of March 31, 2024.
4	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of March 31, 2024 plus annualized base rent for leases signed but not commenced as of March 31, 2024, divided by leased square feet plus uncommenced leased square feet.

1Q 2024 Supplemental | 25

Capital Expenditures

Unaudited ($ in thousands)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Tenant improvements	$320	$375	$290	$361	$425
Lease commissions	$674	$505	$1,675	$731	$1,381
Total Recurring Capital Expenditures	$994	$880	$1,965	$1,092	$1,806
Capital expenditures	$664	$5,074	$5,638	$4,217	$2,593
Development	$2,336	$1,107	$2,494	$3,423	$5,820
Total Non-recurring Capital Expenditures	$3,000	$6,181	$8,132	$7,640	$8,413
Total Capital Expenditures	$3,994	$7,061	$10,097	$8,732	$10,219

1Q 2024 Supplemental | 26

Appendix

1Q 2024 Supplemental | 27

Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) loss on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of an REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FFO, consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.

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Glossary (continued)

Non-GAAP Financial Measures Definitions (continued):

Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items such as dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related expenses for transactions not completed, and certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period over period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFOfor certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management's analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

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Glossary (continued)

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long-lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2022. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (6 buildings representing approximately 1,755,000 of rentable square feet placed into service during 2023 or 2024) or under contract for sale. For 2024, the Same Store Portfolio consists of 146 properties aggregating 31.2 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

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